EXHIBIT 23.4

KPMG
303 East Wacker Drive	Telephone 312 665-1000
Chicago, IL 60601-5212	Fax 312 665-6000

Independent Auditors’ Consent

The Board of Directors
American Safety Insurance Group, Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Atlanta, Georgia
November 4, 2002